UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 25, 2022

THE ALKALINE WATER COMPANY INC.
(Exact name of registrant as specified in its charter)

Nevada	001-38754	99-0367049
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8541 E. Anderson Drive, Suite 100
 Scottsdale, Arizona, United States 85255
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (480) 656-2423

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common stock, par value $0.001 per share	WTER	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02 Unregistered Sales of Equity Securities.

We entered into debt settlement and subscription agreements with four creditors and we issued units to three creditors and special warrants to one creditor in settlement of debt in an aggregate of US$3,869,961.65 (principal of US$3,800,000 and accrued and unpaid interest of US$69,961.65) owing the creditors in connection with certain convertible notes.

Effective as of July 25, 2022, we issued an aggregate of 9,633,616 units of our company at a deemed price of US$0.37 per unit to three creditors.  Each unit was comprised of one share of common stock and one warrant.  Each warrant entitled the holder to purchase an additional share of our common stock at a price of US$0.44 per share for a period of three years. As a condition of the debt settlement, each of the creditors who has received the units has agreed to immediately exercise the creditor's respective warrants. Accordingly, the creditors exercised warrants for an aggregate of US$4,238,791.04 resulting in an aggregate of an additional 9,633,616 shares of our common stock being issued to such creditors.

Effective as of July 25, 2022, we issued 825,738 special warrants at a deemed price of US$0.37 per special warrant to one creditor.  Each special warrant is automatically exercisable (without payment of any further consideration and subject to customary anti-dilution adjustments) into units on the date that is the earlier of: (i) the date that is three business days following the date on which our company obtains a receipt from the British Columbia Securities Commission for a (final) short form prospectus qualifying the distribution of the units issuable upon exercise of the special warrants, and (ii) the date that is four months and one day after the issuance of the special warrants. Each unit will be comprised of one share of common stock and one warrant. Each warrant will entitle the holder to purchase an additional share of our common stock at a price of US$0.44 per share. As consideration for the debt settlement and the issuance of the special warrants, the creditor agreed to exercise the warrants immediately upon automatic exercise of the special warrants.

We issued the securities to four non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the exemptions from the registration requirements provided for in Regulation S and/or Section 4(a)(2) of the Securities Act of 1933, as amended.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ALKALINE WATER COMPANY INC.

/s/ David Guarino
David Guarino Chief Financial Officer and Director

July 28, 2022